UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a – 12

Universal Forest Products, Inc.
(Name of Registrant as Specified in its Charter)

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UNIVERSAL FOREST PRODUCTS, INC.

Annual Meeting of Shareholders to be held on April 18, 2018

Supplemental Information dated April 2, 2018
Regarding the Proposal to Amend the
Universal Forest Products, Inc. Long-Term Stock Incentive Plan

On March 9, 2018, Universal Forest Products, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Wednesday, April 18, 2018, at 8:30 a.m., local time, at the Company’s Technology and Training Building, 2880 East Beltline Lane NE, Grand Rapids, Michigan 49525. The Proxy Statement includes a proposal to amend the Company’s Long-Term Stock Incentive Plan (the “Plan”).

On March 21, 2018, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Company’s Annual Meeting. The proposal to amend the Plan received an unfavorable recommendation from ISS because ISS believes the estimated cost of the Plan is excessive as a result of the number of shares of the Company’s common stock available for issuance under the Plan. After consideration of the recommendation by ISS and the provisions of the Plan, the Board of Directors of the Company amended the Plan effective April 2, 2018 (the “Effective Date”) to decrease the number of shares of the Company’s common stock that may be issued under the Plan subsequent to the Effective Date to 2,000,000 shares.

The foregoing is a summary description of the recent amendment to the Plan and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 2, 2018. Shareholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the amendment to the Plan at the SEC’s website (www.sec.gov) or at the Company’s website (www.ufpi.com).

Any vote “FOR” or “AGAINST” the amendment to the Plan described in the Proxy Statement using the proxy materials previously furnished by the Company (or a beneficial owner’s broker, bank, or other nominee) will continue to be counted as a vote “FOR” or “AGAINST” the amendment. If any shareholder has already returned his or her properly executed proxy card or voted via the internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting by submitting a later dated proxy card, by casting a subsequent vote via the Internet, or as otherwise described in the Proxy Statement. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact the Company at (616) 364-6161 or tholderman@ufpi.com.

This Supplement to the Proxy Statement is being released on or about April 2, 2018, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.